UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 North Russell Street Portland, OR	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (503) 766-6420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 6, 2013, the registrant closed a private placement offering whereby it sold an aggregate of 2,900,000 shares of our common stock for gross proceeds of $1,450,000. The offering was conducted in two tranches: the first closed January 21, 2013 for $1,000,000 gross proceeds for the sale of 2,000,000 shares of common stock, and the second closed on March 6, 2013 for $450,000 gross proceeds and the sale of 900,000 shares of common stock.

In connection with the offering, we paid two placement agents an aggregate of $52,500 and issued warrants to purchase 105,000 shares of our common stock at an exercise price of $0.50 per share with a two-year term.

The securities above were offered and sold pursuant to an exemption from the registration requirements pursuant to Regulation S of the Securities Act of 1933, as amended. The Company issued the securities to non-U.S. persons only in offshore transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	March 8, 2013

By:	/s/ Aaron Loreth
Aaron Loreth
Vice President of Finance